UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2012

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XUN ENERGY, INC.
(Exact name of registrant as specified in its charter)

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Nevada	000-53466	26-1616719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way Suite 148 No, 156 Portland, Oregon 97230
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (775) 200-0505 Not applicable. (Former name or former address, if changed since last report):

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2012, pursuant to a letter agreement (the “Amendment”) dated December 1, 2012 between Xun Energy, Inc. (the “Company”) and Vencedor Energy Partners (the “Assignor”), the Company, as Assignee, agreed to amend the Oil and Gas Well Location Assignment dated August 31, 2012 as follows:

If Assignee does not begin or provide proof of funds or funding for the first well on or before January 31, 2013, subject to any delays in permitting, and does not begin or provide proof of funds or funding for 3 more wells on or before March 31, 2013, then the Assignee will have forfeited its rights and this Agreement shall terminate and unwind and the Assignor agrees to return the Shares (11,700,000) to the Assignee.

A copy of the Amendment is attached hereto as Exhibit 10.1. The Amendment references a financial commitment of approximately $700,000. There is no assurance or guarantee that the Company will close on such financing commitment.

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits:

Exhibit No.	Description
10.1	Amendment to Oil and Gas Well Location Assignment dated December 1, 2012 and effective as of December 3, 2012 between Xun Energy, Inc. and Vencedor Energy Partners

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 4, 2012

XUN ENERGY, INC.

/s/ Jerry G. Mikolajczyk

By: Jerry G. Mikolajczyk

Title: President/CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Oil and Gas Well Location Assignment dated December 1, 2012 and effective as of December 3, 2012 between Xun Energy, Inc. and Vencedor Energy Partners